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                                                Exhibit (23)-3
                                                Commonwealth Edison Company
                                                Amendment No. 1 to Form S-3
                                                File No. 33-61343


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to Form S-3 Registration Statement of our reports dated January 27, 1995, included or incorporated by reference in Commonwealth Edison Company's Annual Report on Form 10-K for the year ended December 31, 1994; our report dated May 9, 1995, included in Commonwealth Edison Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1995 and our report dated August 8, 1995, included in Commonwealth Edison Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1995. We also hereby consent to all references to our Firm included in this Amendment No. 1 to Form S-3 Registration Statement.



                                                 ARTHUR ANDERSEN LLP


Chicago, Illinois

September 8, 1995